Exhibit 99.1

For more information contact: Alex Wellins The Blueshirt Group 415-217-5861 alex@blueshirtgroup.com Media Carolina Noguera Text 100 Public Relations 415-593-8429 carolinan@text100.com

Synaptics Raises Fiscal Fourth Quarter Outlook;

To Announce Fourth Quarter and Fiscal 2013 Results on

August 1, 2013

San Jose, CA – June 25, 2013 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today raised its outlook for the fourth quarter ending June 30, 2013.

Synaptics expects to report net revenue in the range of $227 million to $230 million for the fourth quarter of fiscal 2013, an increase at the mid-point of approximately 66% year-over-year and 40% sequentially. The expected net revenue range exceeds the high end of the previously provided outlook of $190 million to $205 million. Gross margin for the fourth quarter of fiscal 2013 is expected to be approximately 50%.

The Company’s updated outlook is being driven by higher than expected revenue from mobile products, reflecting strong demand from a broad range of leading-edge designs across multiple mobile customers.

Fourth Quarter 2013 Financial Results and Conference Call Information

The anticipated results in this press release are based on management’s preliminary analysis of operations for the quarter ending June 30, 2013. The company will release and discuss full fourth quarter results on Thursday, August 1, 2013, after the close of market. The company will host a corresponding conference call for analysts and investors at 2:00 p.m. PT (5:00 p.m. ET), during which management may discuss forward-looking information.

To participate on the live call, analysts and investors should dial 1-877-941-1427. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site (http: //investor.shareholder.com/synaptics/). A telephonic replay of the conference call will also be available until 8:59 pm PT on Monday, August 5, 2013 by dialing 1-800-406-7325 and entering the passcode: 4625294.

About Synaptics Incorporated

As a leading developer of human interface solutions which enhance the user experience, Synaptics provides the broadest touch solutions portfolio in the industry. The ClearPad™ family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets, and notebook PCs. The TouchPad™ family, including ClickPad™ and ForcePad™, is integrated into the majority of today’s notebook PCs. Synaptics’ wide portfolio also includes ThinTouch™, supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com

Synaptics, ClearPad, TouchPad, ClickPad, ForcePad, ThinTouch, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated net revenue for the June quarter and revenue growth both year-over-year and sequentially; gross margin for the June quarter; and the company’s updated outlook being driven by higher than expected revenue from mobile products, reflecting strong demand from a broad range of leading-edge designs across multiple mobile customers. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets Synaptics serves, (d) the success of Synaptics’ customers’ products that utilize Synaptics’ product solutions, (e) the development and launch cycles of Synaptics’ customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of Synaptics’ product solutions compared with competitors’ solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2012. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.